UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2019

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr. McCarran, Nevada 89437
(Address of principal executive offices)

(775) 525-1936
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

On February 26, 2019, we entered into an Operations, Maintenance and Management Agreement ("Agreement") with Veolia North America Regeneration Services, LLC ("Veolia") pursuant to which Veolia provides operational, maintenance and managerial services in regard to our AquaRefining facility located at the Trans-Reno Industrial Complex outside of McCarran, Nevada ("TRIC"). The Agreement provides for certain grounds for termination of the Agreement by the parties, which include, but not limited to, Veolia’s right to terminate the Agreement in the event we fail to secure by September 30, 2019 sufficient financing to implement the expansion of our TRIC facility to 32 AquaRefining modules.

On September 24, 2019, we entered into a letter agreement with Veolia which amended the Agreement to extend the date by which we must secure such financing from September 30, 2019 to March 31, 2020. A copy of the letter agreement is attached hereto as Exhibit 99.1.

The letter agreement to extend the date was mutually determined by the parties to better align the financing requirement with the anticipated timing of the expansion of TRIC to 32 Aqua Refining modules.

Item 9.01    Financial Statements and Exhibits.

The following exhibit is being filed herewith:

Exhibits	Description
99.1	Letter Agreement dated September 24, 2019 between Aqua Metals, Inc. and Veolia North America Regeneration Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: September 25, 2019	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer